UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2023

U. S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-115164	20-1576986
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri 64163

(Address of Principal Executive Offices) (Zip Code)

(816) 713-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into Material Definitive Agreement.

On March 15, 2023, the Board of Directors (the “Board”) of U.S. Premium Beef, LLC (the “Company”) approved a Second Amended and Restated USPB Phantom Unit Bonus Compensation Policy (the “Phantom Unit Policy”). A copy of the Phantom Unit Policy is attached hereto as Exhibit 10.4(c). The Phantom Unit Policy provides for the award of unit appreciation rights to certain employees of USPB. USPB’s Chief Executive Officer, Stanley D. Linville (the “CEO”), shall administer the Phantom Unit Policy and award “Phantom Units” (Class A and Class B Units) to employees in amounts determined by the CEO, subject to the total Phantom Unit amount approved by the Board of Directors of USPB.

Under the terms of the Phantom Unit Policy, each Phantom Unit award shall vest at the rate of one-fifth of the award for each full fiscal year of employment that the employee completes after the award is made, provided that the Board of Directors may approve a different vesting schedule at the time of the award. After an employee’s award of Phantom Units is fully vested, the employee may exercise up to one-fifth of the employee’s fully vested Phantom Units in a fiscal year, and up to one-fifth of the original award in any subsequent fiscal year. The Phantom Unit Policy also sets forth certain rights with respect to the Phantom Units in connection with the liquidation of all or substantially all of the assets of USPB and termination of an employee, which includes rights for the designated beneficiary, at the time of such employee’s death, to receive any payments due upon exercise of vested Phantom Units in accordance with the Phantom Unit Policy.

Each Phantom Unit constitutes a unit appreciation right under which the employee is entitled, on exercise, to payment of the difference between the Market Price and the Strike Price of a Phantom Unit. The “Market Price” is the weighted average price for the immediately preceding fiscal year of the non-conditional unit transaction prices of corresponding USPB Class A Units and Class B Units by Unitholders of USPB to unaffiliated third parties. The “Strike Price” is the greater of the Market Price of the Phantom Units for the fiscal year prior to award of the Phantom Units or the fair market value of the Phantom Units on the date of the award using a reasonable valuation method. The Phantom Unit rights include anti-dilution rights in the event of certain actions by USPB.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.4(c)	Second Amended and Restated USPB Phantom Unit Bonus Compensation Policy, effective as of March 15, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville
Stanley D. Linville
Chief Executive Officer

Dated: March 17, 2023

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